Exhibit 10.10.1

Name:	[__________]
Number of Shares of Stock subject to the Stock Option:	[__________]
Exercise Price Per Share:	$[__________]
Date of Grant:	[__________]
Vesting:	[__________]

Agenus Inc.

2019 Equity Incentive Plan
Incentive Stock Option

Stock Option Award Agreement

This agreement (this “Agreement”) evidences a stock option granted by Agenus Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Agenus Inc. 2019 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Grant of Stock Option.  The Company grants to the Participant on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, but the Company does not represent or warrant that this Stock Option qualifies as such. The Participant should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Participant intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will so notify the Company within 30 days after such disposition.

2.Vesting.  The term “vest” as used herein with respect to the Stock Option (or any portion thereof) means to become exercisable and the term “vested” with respect to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable.  Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as set forth in the table above, subject, in each case, to the Participant remaining in continuous Employment from the Date of Grant through such vesting date.

3.Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the

Rev. December 2019

Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to a Beneficiary or permitted transferee, the Beneficiary or permitted transferee.  Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price by cash or check or as otherwise provided in the Plan. The Participant acknowledges that in the event a broker-assisted cashless exercise is used to pay any portion of the exercise price, the Participant may lose the favorable tax treatment afforded to incentive stock options under the Code with respect to the Stock Option.  The latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

4.Cessation of Employment. If the Participant’s Employment ceases, except as expressly provided for in an employment agreement between the Participant and the Company that is in effect at the time of such termination, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period described in Section 6(a)(4) of the Plan.

5.Restrictions on Transfer; Disqualifying Dispositions.  The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.Forfeiture; Recovery of Compensation.  By accepting the Stock Option, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Stock Option.  Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

7.Withholding.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any.  No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes.  The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 7.

8.Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been made available to the Participant.  By accepting the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9.Acknowledgements.  The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

AGENUS INC.

By: ______________________________

Name:  ___________________________

Title:  ______________________________

Agreed and Accepted:

By_______________________________

[Participant’s Name]

[Signature Page to Stock Option Award Agreement]